                              MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 15th day of February, 1999.

BETWEEN:

         FORMQUEST INTERNATIONAL, LTD. A company incorporated under the laws of the State of Delaware

                          (herein called the "Company")

                                OF THE FIRST PART

AND

         BLUE WAVE PRODUCTIONS LTD., a company incorporated under the laws of the Province of British Columbia

                           (herein called "Blue Wave")

                               OF THE SECOND PART

WHEREAS the Company and Blue Wave are desirous that the Company retain the services of Blue Wave and Blue Wave has agreed to such retainer on the terms and conditions hereinafter set forth.

AND WHEREAS Tom and Bill Lavin are shareholders of Blue Wave.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.0      APPOINTMENT AND DURATION OF SERVICE

1.1 The Company hereby retains Blue Wave to provide certain services to the Company, and Blue Wave hereby accepts such appointment, on the terms and conditions herein contained.

1.2 The Blue Wave shall provide management services to the Company as follows:

(a) Tom Lavin: to act as President of the Company and provide full time management services towards the daily operations of the Company;

(b) Bill Lavin: to act as Vice President of the Company and provide full time services towards overseeing the development of software and coordinating technical support.

1.3 The appointment of Blue Wave shall be for a term which shall commence on the February 15, 1999 and shall continue for a period of 5 years thereafter. This agreement may be renewed for a new term by the mutual written consent of the Blue Wave and the Company.

1.4 Blue Wave agrees that Tom and Bill Lavin will act as members on the Board of Directors of the Company.

2.0      REMUNERATION

2.1 The Company shall pay to Blue Wave, by way of remuneration for the services performed hereunder for the term of this Agreement, a fee in the amount of $15,000 United States dollars ("USD") per month.

2.2 The Company shall reimburse Blue Wave for any reasonable expenses it incurs in performing its duties hereunder.

2.3.1 The Company shall pay Blue Wave for services rendered to 573795 B.C. Ltd. (a subsidiary of the Company) commencing January 1, 1999 to February 15, 1999.

3.0      DUTIES

3.1 Blue Wave agrees with the Company that during the continuance of this Agreement Tom Lavin shall:

(i)               oversee the day to day operations of the Business;

(ii)              put into practice and follow the Company's business plan;

(iii) declare any conflicts of interest and refrain from taking part in any decisions where he might be seen to have a conflict of interest.

3.2.1 Blue Wave agrees with the Company that during the continuance of this Agreement Bill Lavin shall:

    (i)       oversee the development of the Company' software;
    (ii)      oversee the continual support of the Company's software; and
    (iii) oversee the development of new products and improvements to the Company's software;

4.0      TERMINATION

4.1 This Agreement shall terminate at the end of the term as set out in paragraph 1.3 above. In the event that the Company does not intend to renew this Agreement, it shall give Blue Wave 90 days notice of its intention to not renew.

4.2 In addition to the above, the Company may terminate the retainer of Blue Wave for just cause at any time without notice and without any payment of any remuneration to it whatsoever save and except remuneration actually earned to the date of such termination. For the purposes of this paragraph 4.2, "just cause" shall mean that Tom Lavin and/or Bill Lavin have performed their duties in a grossly negligent manner.

4.3 Blue Wave may terminate this Agreement upon 90 days written notice to the Company.


5.0      ARBITRATION

5.1 Any dispute, difference or question which may arise at any time hereinafter between the parties touching on the true construction of this Agreement shall, unless otherwise herein expressly provided, be referred to and settled by binding arbitration under the Commercial Arbitration Act of British Columbia and in accordance with the rules of the British Columbia International Commercial Arbitration Centre. The place of arbitration shall be Vancouver, British Columbia. One impartial arbitrator shall be appointed under the Commercial Arbitration Act. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the B.C.I.C.A.C. Rules". Judgement on the Arbitral award may be entered in any court in the Province of British Columbia or in any court having jurisdiction. The parties hereby waive all defences as to personal jurisdiction, venue and sovereign immunity from attachment, exception and jurisdiction in any proceeding to confirm or enforce the award. The party who prevails at arbitration shall be paid his/its full costs and attorney fees by the other party. The laws of the Province of British Columbia shall govern all issues during the arbitration. The decision of the Arbitrator shall be final and finding on the parties herein.

6.0      NOTICE

6.1. All notices, requests, demands and other communications required or permitted hereunder, or desired to be given with respect to their rights or interests herein, assigned or reserved, shall be deemed to have been properly given or delivered, when delivered personally or sent by registered mail or sent by electronic communication with all postage or other charges fully prepaid, and addressed to the parties respectively as follows:

         (a)      To Blue Wave:
                  Suite 104, 6125 Sussex Avenue
                  Burnaby, British Columbia V5H 4G1

         (b)      To the Company:
                  34 West 8th Avenue,
                  Vancouver, B.C. V5Y 1M7

                  or such other address as any Party may specify by notice in writing to the other.

6.2 Any notice delivered on a business day, or sent by electronic communication on a business day, will be deemed conclusively to have been effectively given on the date notice was delivered or transmitted.

6.3 In the event of an interruption in postal service, any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a service, then the notice will not be effectively given until actually delivered.

7.0      GENERAL

7.1 This Agreement contains the entire agreement of the parties hereto and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements or understandings, oral or written, between the parties hereto or with any third parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein, and this Agreement, or any part thereof, can only be modified by a written instrument executed by all of the parties hereto.

7.2 Any provision of this Agreement which is declared unlawful or unenforceable by a Court of competent jurisdiction shall not affect any other provision herein.

7.3 A waiver or breach of any provision of this Agreement shall not constitute a waiver or breach of any other provision and the balance of the Agreement shall remain in full force and effect.

7.4 This Agreement shall be binding and enure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

7.5 This Agreement shall be governed by and be interpreted in accordance with the laws of the Province of British Columbia.

7.6 This Agreement shall not be assigned, amended, changed or modified or any provision thereof waived or discharged except by the written consent of all of the parties hereto.



IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.



FORMQUEST INTERNATIONAL, LTD.



Per: /s/ [SIGNATURE]
    ---------------------------------


BLUE WAVE PRODUCTIONS LTD.


Per: /s/ [SIGNATURE]
    ---------------------------------